UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2016 (July 13, 2016)

LDR HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-36095	20-3933262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13785 Research Boulevard, Suite 200 Austin, Texas 78750		78750
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (512) 344-3333

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by LDR Holding Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (“SEC”) on June 7, 2016, the Company entered into an Agreement and Plan of Merger, dated as of June 6, 2016 (the “Merger Agreement”), with Zimmer Biomet Holdings, Inc., a Delaware corporation (“Parent”), and LH Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on June 14, 2016, Merger Sub commenced an offer (the “Offer”) to purchase the Company’s outstanding shares of common stock, par value $0.001 per share (the “Shares”), for a price of $37.00 per Share (the “Offer Price”), net to the seller in cash, without interest, less any deductions or withholding of taxes required by applicable law, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 14, 2016 (together with any amendments and supplements thereto, the “Offer to Purchase”), and the related letter of transmittal that accompanied the Offer to Purchase, copies of which were attached as Exhibits (a)(1)(A) and (a)(1)(B), respectively, to the Tender Offer Statement on Schedule TO (the “Schedule TO”) initially filed by Parent and Merger Sub with the SEC on June 14, 2016.

The Offer and withdrawal rights expired as scheduled at 12:00 midnight, New York City time, on July 13, 2016 (one minute after 11:59 p.m., New York City time, on July 12, 2016) (the “Expiration Date”). American Stock Transfer & Trust Company, LLC, in its capacity as depositary for the Offer (the “Depositary”), has advised Parent and Merger Sub that, as of the Expiration Date, a total of 24,278,729 Shares (not including Shares tendered by Notice of Guaranteed Delivery) were validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 82.7% of the then outstanding Shares. In addition, the Depositary has advised Parent and Merger Sub that, as of the Expiration Date, Notices of Guaranteed Delivery had been delivered for 1,826,189 Shares, representing approximately 6.2% of the then outstanding Shares. The number of Shares validly tendered (not including Shares tendered by Notice of Guaranteed Delivery) and not properly withdrawn pursuant to the Offer satisfied the Minimum Condition (as defined in the Merger Agreement). All conditions to the Offer having been satisfied, on July 13, 2016, Merger Sub accepted for payment all Shares that were validly tendered and not properly withdrawn prior to the Expiration Date (the “Acceptance Time”), and payment of the Offer Price for such Shares will be made promptly by the Depositary.

Following the Acceptance Time, on July 13, 2016, upon the terms and subject to the conditions of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became an indirect wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Merger Effective Time”) and upon the terms and subject to the conditions of the Merger Agreement, (i) each Share issued and outstanding immediately prior to the Merger Effective Time was canceled and each such Share (other than treasury Shares held by the Company, any Shares owned by Parent, Merger Sub or any direct or indirect subsidiary of Parent or the Company and any Shares held by any person who is entitled to and properly demanded statutory appraisal of his, her or its Shares under Section 262 of the DGCL in connection with the Merger) was converted into the right to receive an amount equal to the Offer Price, without interest and less any deductions or withholding of taxes required by applicable law; (ii) each restricted stock unit outstanding immediately prior to the Merger Effective Time (“LDR Restricted Stock Units”) became fully vested and each such LDR Restricted Stock Unit was canceled in exchange for a right to receive a cash payment equal to the product of (x) the number of Shares subject to such LDR Restricted Stock Unit award as of the Merger Effective Time and (y) the Offer Price, without interest and less any deductions or withholding of taxes required by applicable law; (iii) each performance-based restricted stock unit outstanding immediately prior to the Merger Effective Time (“LDR Performance Stock Units”) became fully vested and each such LDR Performance Stock Unit was canceled in exchange for a right to receive a cash payment equal to the product of (x) the number of Shares subject to such LDR Performance Stock Unit award as of the Merger Effective Time (with respect to LDR Performance Stock Units that are in their performance period as of the Merger Effective Time, determined in accordance with the existing award agreement related to each outstanding LDR Performance Stock Unit) and (y) the Offer Price, without interest and less any deductions or withholding of taxes required by applicable law, provided, that, with respect to those LDR Performance Stock Units that were within a current performance period as of the Merger Effective Time, the number of Shares subject to such award was determined in accordance with the existing award agreement related to such LDR Performance Stock Unit; (iv) each option to purchase Shares under the Company’s stock plans outstanding as of the Merger Effective Time (“LDR Options”) became fully vested and each such LDR Option was canceled in exchange for a right to receive a cash payment equal to the product of (x) the excess, if any, of (A) the Offer Price over (B) the exercise price per Share subject to such LDR Option, and (y) the number of Shares underlying such LDR Option, without interest and less any deductions or withholding of taxes required by applicable law, provided, that, if the exercise price of any LDR Option was equal to, or in excess of, the Offer Price, then such LDR Option was terminated as of the Merger Effective Time without any payment; and (v) each phantom unit (“LDR Phantom Units”) outstanding as of the Merger Effective Time became fully vested and each such

Phantom Unit was canceled in exchange for a right to receive a cash payment equal to the product of (x) the number of Shares subject to such Phantom Unit and (y) the Offer Price, without interest and less any deductions or withholding of taxes required by applicable law.

The aggregate consideration to be paid by Merger Sub in the Offer and the Merger will be approximately $1.1 billion, without giving effect to related transaction fees and expenses.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Parent with the SEC on June 7, 2016 and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 13, 2016, in connection with the consummation of the Merger, the Company notified the NASDAQ Global Select Market (“NASDAQ”) that the Merger had been consummated, and requested that trading of Shares on NASDAQ be halted prior to market open on July 13, 2016 and that such listing of Shares be withdrawn. In addition, the Company requested that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist the Shares from NASDAQ and deregister the Shares. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

At the Merger Effective Time and upon the terms and subject to the conditions of the Merger Agreement and in accordance with Section 251(h) of the DGCL, each Share issued and outstanding immediately prior to the Merger Effective Time was canceled and each such Share (other than treasury Shares held by the Company, any Shares owned by Parent, Merger Sub or any direct or indirect subsidiary of Parent or the Company and any Shares held by any person who is entitled to and properly demanded statutory appraisal of his, her or its Shares under Section 262 of the DGCL in connection with the Merger) was converted into the right to receive an amount equal to the Offer Price, without interest and less any deductions or withholding of taxes required by applicable law.

The information set forth under Items 2.01, 3.01, 5.01, 5.02 and 5.03 of this Current Report on 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of Merger Sub’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn pursuant to the Offer and the consummation of the Merger under Section 251(h) of the DGCL on July 13, 2016, a change in control of the Company occurred. Upon the Merger Effective Time, the Company became an indirect wholly owned subsidiary of Parent.

The information disclosed under Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and at the Merger Effective Time, each of the directors of the Company immediately prior to the Merger Effective Time, voluntarily resigned from the board of the directors of the Company. In accordance with the terms of the Merger Agreement, the directors of Merger Sub immediately prior to the Merger Effective Time, which consisted of Daniel P. Florin and Chad F. Phipps, became the directors of the Company.

In connection with the Merger and at the Merger Effective Time, the following officers of the Company were removed from the positions they held immediately prior to the Merger Effective Time: Christophe Lavigne, President and Chief Executive Officer (Principal Executive Officer and Named Executive Officer (“NEO”)); Robert McNamara, Executive Vice President and Chief Financial Officer (Principal Financial Officer and NEO); Andre Potgieter, Executive Vice President of U.S. Sales, LDR Spine (NEO); James Burrows, Executive Vice President, Chief Operations Officer (NEO); Joe Ross,

Executive Vice President, Global Marketing (NEO); and Denise Cruz, Controller (Principal Accounting Officer). All of these officers, with the exception of Mr. McNamara, are expected to remain with Parent following the Merger Effective Time, serving in key leadership positions within the global Spine organization. At the Merger Effective Time, the following executive officers of Parent assumed the indicated positions with the Company: Adam R. Johnson, Group President (Principal Executive Officer); Daniel P. Florin, Senior Vice President (Principal Financial Officer); and Tony W. Collins, Vice President and Controller (Principal Accounting Officer).

Biographical information for Messrs. Johnson, Florin, Collins, and Phipps is included in the Offer to Purchase, a copy of which was attached as Exhibit (a)(1)(A) to the Schedule TO initially filed by Parent and Merger Sub with the SEC on June 14, 2016.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger and at the Merger Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Merger Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”) in accordance with the terms of the Merger Agreement. In addition, in connection with the Merger and at the Merger Effective Time, the Company’s bylaws, as in effect immediately prior to the Merger Effective Time, were amended and restated in their entirety (the “Amended and Restated By-Laws”) in accordance with the terms of the Merger Agreement.

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 6, 2016, by and among Zimmer Biomet Holdings, Inc., LH Merger Sub, Inc. and LDR Holding Corporation, originally filed as Exhibit 2.1 to the Current Report on Form 8-K filed by LDR Holding Corporation with the Securities and Exchange Commission on June 7, 2016, which is incorporated herein by reference.

3.1	Amended and Restated Certificate of Incorporation of LDR Holding Corporation

3.2	Amended and Restated By-Laws of LDR Holding Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LDR HOLDING CORPORATION

Date: July 18, 2016	By:	/s/ Chad F. Phipps
	Name:	Chad F. Phipps
	Title:	Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 6, 2016, by and among Zimmer Biomet Holdings, Inc., LH Merger Sub, Inc. and LDR Holding Corporation, originally filed as Exhibit 2.1 to the Current Report on Form 8-K filed by LDR Holding Corporation with the Securities and Exchange Commission on June 7, 2016, which is incorporated herein by reference.

3.1	Amended and Restated Certificate of Incorporation of LDR Holding Corporation

3.2	Amended and Restated By-Laws of LDR Holding Corporation